Exhibit 10.17

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is entered into as of September 12, 2016 by and among Sun BioPharma, Inc., a Delaware corporation (the “Company”), and Michael T. Cullen (“Employee”).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated December 2, 2015 (the “Employment Agreement”).

WHEREAS, the Company and Employee have agreed to amend certain provisions of the Employment Agreement as set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Employment Agreement.

2.	Section 3(a)(i) of the Employment Agreement shall be superseded and replaced with the following:

“(i) Base Salary. Effective October 1, 2015 Employee’s monthly salary shall be $32,000 per month which equals an annual rate of $384,000 (the “Base Salary”). Notwithstanding the foregoing, from October 1, 2015 until June 15, 2016 Employee will be paid $7,500 per month in cash (the “Cash Compensation”) and $24,500 per month will be accrued (the “Accrued Compensation”). From June 16, 2016 until no later than the date of a “Qualified Financing” as defined below, or the date of a Change of Control pursuant to Section 6(d) of this Agreement, which ever of these events, singularly referred to as a “Payment-Triggering Event,” occur first in time, Employee’s Cash Compensation will be 50% of Base Salary per month and Accrued Compensation will be 50% of Base Salary per month. “Qualified Financing” shall mean any transaction or series of related transactions involving the issuance of equity securities (including any securities that are convertible into or exercisable for equity securities) resulting in gross cash proceeds of $10,000,000 or more. The Accrued Compensation shall be paid to the Employee following the occurrence of the earliest Payment-Triggering Event pursuant to the provisions of this Agreement. If a Payment-Triggering Event occurs, the Accrued Compensation will be paid to the Employee in a lump sum in the first payroll after the Payment-Triggering Event has been completed or is effective. If no Payment-Triggering Event occurs prior to June 30, 2018, Employee’s right to the Accrued Compensation will be forfeited and waived. Employee's Base Salary shall be reviewed annually by the Board, beginning with the year ending December 31, 2016, and the Base Salary for each such year during the Employment Period shall be determined by the Board, which may authorize an increase in Employee's Base Salary for such year. In no event may Employee's Base Salary be reduced below its then-current level at any time during the Employment Period other than with Employee's consent or pursuant to a general wage reduction in respect of substantially all of the Company's executive officers, in which event Employee's Base Salary may only be reduced to the same extent and up to the same percentage amount as the base salaries of other executive officers are reduced. Employee's Base Salary shall be paid in accordance with the Company's normal periodic payroll practices.”

3.	This Amendment evidences the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior oral discussions and writings are merged into this Amendment.

4.	Except as specifically set forth herein, the Employment Agreement remains in full force and effect.

5.

This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that both parties hereto need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SUN BIOPHARMA, INC.

By:	/s/ D. Robert Schemel

Name:	D. Robert Schemel

Title:	Compensation Committee Chair

EMPLOYEE

/s/ Michael T. Cullen
Michael T. Cullen, MD, MBA

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